EXHIBIT C

FORM OF SHORT FORM SUBSCRIPTION AGREEMENT

First Eagle Private Credit Fund
1345 Avenue of the Americas
New York, New York 10105
Attention: [  ]
Email: [  ]

Short Form Subscription Agreement Relating to Common Shares of Beneficial Interest in First Eagle Private Credit Fund.

THIS SHORT FORM SUBSCRIPTION AGREEMENT IS TO BE USED ONLY BY EXISTING SHAREHOLDERS OF FIRST EAGLE PRIVATE CREDIT FUND PURCHASING ADDITIONAL COMMON SHARES OF BENEFICIAL INTEREST UNDER THE SAME REGISTERED NAME. IT MAY NOT BE USED BY NEW SUBSCRIBERS.

The undersigned subscriber (a) is an existing Investor in First Eagle Private Credit Fund (the “Fund”), (b) has previously delivered a fully completed and executed Subscription Agreement and Investor Questionnaire to the Fund (the “Original Subscription Agreement”) in respect of its initial acquisition of common shares of beneficial interest in the Fund (“Shares”), and (c) desires to subscribe for additional Shares in the Fund. By executing the space below, the undersigned Investor hereby: (1) requests that the Fund accept this Short Form Subscription Agreement in lieu of completing a new Subscription Agreement for the Shares, (2) reaffirms each and every representation, warranty, covenant, certification, answer, agreement and other statement made by the undersigned in the Original Subscription Agreement as if such representation, warranty, covenant, certification, answer, agreement and other statement was made as of the date of acceptance of this subscription, subject only to the changed information, if any, set forth below, and (3) represents that if the undersigned is an entity, the person executing this Short Form Subscription Agreement on the undersigned’s behalf has the full power and authority under the undersigned’s governing instruments and has been authorized to do so and the undersigned has the full power and authority under its governing instruments to acquire Shares in the Fund. For the avoidance of doubt, the execution and delivery of this Short Form Subscription Agreement by electronic signature and electronic transmission (except for by any natural person) (jointly, an “Electronic Signature”), including via DocuSign or other similar method, shall constitute the execution and delivery of a counterpart of this document by or on behalf of such Investor and shall bind such Investor to the terms of this Short Form Subscription Agreement. The parties hereto agree that this document and any additional information incidental hereto may be maintained as electronic records. Any Investor executing and delivering this Short Form Subscription Agreement by an Electronic Signature further agrees to take any and all reasonable additional actions, if any, evidencing its intent to be bound by the terms of this document, as may be reasonably requested by the Fund. The undersigned understands that the Fund may choose to accept or reject, in whole or in part, the undersigned’s request for Shares in its sole discretion. Capitalized terms used but not defined herein shall have the meanings given such terms in the Original Subscription Agreement.

The Fund will notify the Investor when its subscription for Shares has been accepted, and such notice will indicate the amount of the Investor’s Shares that has been accepted by the Fund.

Additional Subscription Information:
Investor:

Additional Capital Commitment Date:

Additional Capital Commitment Amount:

Changes to Original Subscription Agreement (indicate “None” if no changes):

IN WITNESS WHEREOF, the undersigned has executed this Short Form Subscription Agreement on the date set forth below.

Date:

Amount of Additional Capital Commitment:

$

EXECUTED BY:	EXECUTED BY:

PARTNERSHIP, CORPORATION, LIMITED	INDIVIDUAL INVESTOR:
LIABILITY COMPANY, TRUST,
CUSTODIAL ACCOUNT, OTHER
INVESTOR:

(Print Name of Entity)	(Print Name)

By:	By:
(Signature)		(Signature)

(Print Name and Title)

Telephone:
Fax:

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ACCEPTANCE OF SUBSCRIPTION

(to be filled out only by the Fund)

The Fund hereby accepts the above application for additional subscription for Shares.

Amount of Additional Capital
Commitment Accepted:

$

Accepted:

FIRST EAGLE PRIVATE CREDIT FUND

By:
Name:
Title:

Date:

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